UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2025

 Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

 Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-01217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Introductory Note
This Current Report on Form 8-K is a combined report by two different registrants: Consolidated Edison, Inc. (Con Edison) and Consolidated Edison Company of New York, Inc. (CECONY). CECONY is a wholly-owned subsidiary of Con Edison and, as such, the information in this Current Report about CECONY also applies to Con Edison. CECONY makes no representation as to the information contained in this Current Report relating to Con Edison or the subsidiaries of Con Edison other than itself.

Item 7.01	Regulation FD Disclosure
The information set forth in Item 8.01 below is incorporated herein by reference. The presentation relating to the Joint Proposal (as defined below) is “furnished” as an exhibit to this report pursuant to Item 7.01 of Form 8-K.

Item 8.01	Other Events
On November 5, 2025, CECONY, the New York State Department of Public Service (NYSDPS) and other parties entered into a Joint Proposal for CECONY electric and gas rate plans for the three-year period January 2026 through December 2028 (the Joint Proposal). The Joint Proposal is subject to approval by the New York State Public Service Commission (NYSPSC). The following tables contain a summary of the Joint Proposal.

CECONY – Electric
Effective period	January 2026 – December 2028
Base rate changes	Yr. 1 – $222 million (a) Yr. 2 – $473 million (a) Yr. 3 – $329 million (a)
Capital expenditures	Yr. 1 - $4,550 million Yr. 2 - $4,474 million Yr. 3 - $4,712 million
Amortizations to income of net liabilities	Yr. 1 – $88 million (b) Yr. 2 – $81 million (b) Yr. 3 – $78 million (b)
Other revenue sources
Retention of $75 million of annual transmission congestion revenues

Potential earnings adjustment mechanism incentives for energy efficiency and other potential incentives of up to:
Yr. 1 – $40 million
Yr. 2 – $42 million
Yr. 3 – $47 million

Revenue decoupling mechanisms	Continuation of reconciliation of actual to authorized electric delivery revenues.
Recoverable energy costs	Continuation of current rate recovery of purchased power and fuel costs.
Negative revenue adjustments	Potential charges if certain performance targets relating to service, reliability, safety and other matters are not met: Yr. 1 – $653 million Yr. 2 – $688 million Yr. 3 – $745 million
Regulatory reconciliations
Reconciliation of late payment charges and expenses for uncollectibles (c), expenses for pension and other postretirement benefits, variable-rate debt, major storms, property taxes (d), municipal infrastructure support costs (e), the impact of new laws and environmental site investigation and remediation to amounts reflected in rates (f).

Net utility plant reconciliations	Target levels reflected in rates: Electric average net plant target: Yr. 1 – $33,590 million Yr. 2 – $35,186 million Yr. 3 – $38,624 million
Average rate base	Yr. 1 – $32,935 million Yr. 2 – $35,149 million Yr. 3 – $39,174 million
Weighted average cost of capital (after-tax)	Yr. 1 – 6.98 percent Yr. 2 – 7.04 percent Yr. 3 – 7.10 percent
Authorized return on common equity	9.40 percent
Earnings sharing	Most earnings above an annual earnings threshold of 9.90 percent are to be applied to reduce regulatory assets for environmental remediation and other costs accumulated in the rate year.
Cost of long-term debt	Yr. 1 – 4.78 percent Yr. 2 – 4.90 percent Yr. 3 – 5.01 percent
Common equity ratio	48 percent
(a) The electric base rate increases shown above will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 2.80% each year with corresponding base rate increases of $234 million in Yr. 1; $410 million in Yr. 2; and $421 million in Yr. 3. New rates will be effective as of January 1, 2026. CECONY will begin billing customers at the new shaped rate once the Joint Proposal is approved by the NYSPSC. Any shortfall in revenues due to the timing of billing to customers will be collected through a surcharge including a carrying charge on the outstanding balance.
(b) Reflects regulatory liability amortization of $63 million in Yr. 1, $58 million in Yr. 2, and $55 million in Yr. 3; amortization of the protected portion of the regulatory liability for excess deferred income taxes allocable to CECONY’s electric customers of $24 million in Yr. 1, $22 million in Yr. 2, and $22 million in Yr. 3; and amortization of the non-plant portion of the regulatory liability for excess deferred income taxes allocable to CECONY’s electric customers of $1 million in Yr. 1, $1 million in Yr. 2, and $1 million in Yr. 3.

(c) During the rate plan, CECONY will calculate the annual difference between (i) its actual uncollectible expenses and late payment charges and (ii) the levels of uncollectible expenses and late payment charges provided in rates. In the event the actual net expenses (late payment charge revenues minus uncollectible expenses) are below the amounts in rates, CECONY will defer the full variance as a regulatory liability and refund to customers via surcredit. In the event the actual net expenses are above the amounts in rates, CECONY will defer the full annual variance above $8.5 million in Yr. 1; $12.75 million in Yr. 2; and $17 million in Yr. 3; as a regulatory asset for recovery via surcharge.
(d)    If the level of actual expense for property taxes, excluding the effect of property tax refunds, varies in any rate year from the projected level provided in rates, the full amount of the variation will be recovered from or credited to customers via surcharge/surcredit.
(e)    In general, if actual expenses for municipal infrastructure support (other than company labor) are below the amounts reflected in rates CECONY will defer the difference for credit to customers, and if the actual expenses are above the amounts reflected in rates, the company will defer for recovery from customers 80 percent of the difference subject to a maximum deferral, subject to certain conditions, of 15 percent of the amount reflected in the rate plans.
(f)    In addition, the NYSDPS continues its focused operations audit to investigate CECONY's income tax accounting. Any NYSPSC ordered adjustment to CECONY's income tax accounting is expected to be refunded to or collected from customers, as determined by the NYSPSC.

CECONY – Gas
Effective period	January 2026 – December 2028
Base rate changes	Yr. 1 – $(46) million (a) Yr. 2 – $170 million (a) Yr. 3 – $93 million (a)
Capital expenditures	Yr. 1 – $1,093 million Yr. 2 – $1,057 million Yr. 3 – $1,065 million
Amortizations to income of net liabilities	Yr. 1 – $90 million (b) Yr. 2 – $88 million (b) Yr. 3 – $86 million (b)
Other revenue sources	Retention of annual revenues from non-firm customers of up to $65 million and 15 percent of any such revenues above $65 million.
Revenue decoupling mechanisms	Continuation of reconciliation of actual to authorized gas delivery revenues calculated based upon revenue per customer class.
Recoverable energy costs	Continuation of current rate recovery of purchased gas costs.
Negative revenue adjustments (c)	Potential charges if performance targets relating to service, safety and other matters are not met: Yr. 1 – $133 million (h) Yr. 2 – $140 million (h) Yr. 3 – $149 million (h)
Regulatory reconciliations
Reconciliation of late payment charges and expenses for uncollectibles (d), expenses for pension and other postretirement benefits, variable-rate debt, property taxes (e), municipal infrastructure support costs (f), the impact of new laws and environmental site investigation and remediation to amounts reflected in rates (g).

Net utility plant reconciliations	Target levels reflected in rates: Gas average net plant target: Yr. 1 – $12,931 million Yr. 2 – $13,472 million Yr. 3 – $14,014 million
Average rate base	Yr. 1 – $11,485 million Yr. 2 – $12,050 million Yr. 3 – $12,615 million
Weighted average cost of capital (after-tax)	Yr. 1 – 6.98 percent Yr. 2 – 7.04 percent Yr. 3 – 7.10 percent
Authorized return on common equity	9.40 percent
Earnings sharing	Most earnings above an annual earnings threshold of 9.90 percent are to be applied to reduce regulatory assets for environmental remediation and other costs accumulated in the rate year.
Cost of long-term debt	Yr. 1 – 4.78 percent Yr. 2 – 4.90 percent Yr. 3 – 5.01 percent
Common equity ratio	48 percent
(a) The gas base rate increases shown above will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 2.01% each year with corresponding base rate increases of $28 million in Yr. 1; $69 million in Yr. 2; and $70 million in Yr. 3. New rates will be effective as of January 1, 2026. CECONY will begin billing customers at the new shaped rate once the Joint Proposal is approved by the NYSPSC. Any shortfall in revenues due to the timing of billing to customers will be collected through a surcharge including a carrying charge on the outstanding balance.
(b) Reflects regulatory liability amortization of $48 million in Yr. 1, $46 million in Yr. 2, and $45 million in Yr. 3; amortization of the protected portion of the regulatory liability for excess deferred income taxes allocable to CECONY’s gas customers of $6 million in Yr. 1, $6 million in Yr. 2, and $5 million in Yr. 3; and amortization of the unprotected portion of the regulatory liability for excess deferred income taxes allocable to CECONY’s gas customers of $36 million in Yr. 1, $36 million in Yr. 2, and $36 million in Yr. 3.
(c)    $33.33 million in annual gas revenue requirement ($100 million over three years) will be recovered through a rate adjustment mechanism, subject to refund to customers relating to NYSDPS's review of CECONY's gas main welds.
(d)    During the rate plan, CECONY will calculate the annual difference between (i) its actual uncollectible expenses and late payment charges and (ii) the levels of uncollectible expenses and late payment charges provided in rates. In the event the actual net expenses (late payment charge revenues minus uncollectible expenses) are below the amounts in rates, CECONY will defer the full variance as a regulatory liability and refund to customers via surcredit. In the event the actual net expenses are above the amounts in rates, CECONY will defer the full annual variance above $1.5 million in Yr. 1; $2.25 million in Yr. 2; and $3 million in Yr. 3; as a regulatory asset for recovery via surcharge.
(e)    If the level of actual expense for property taxes, excluding the effect of property tax refunds, varies in any rate year from the projected level provided in rates, the full amount of the variation will be recovered from or credited to customers via surcharge/surcredit.
(f)    In general, if actual expenses for municipal infrastructure support (other than company labor) are below the amounts reflected in rates CECONY will defer the difference for credit to customers, and if the actual expenses are above the amounts reflected in rates the company will defer for recovery from customers 80 percent of the difference subject to a maximum deferral, subject to certain conditions, of 15 percent of the amount reflected in the rate plans.
(g) In addition, the NYSDPS continues its focused operations audit to investigate CECONY's income tax accounting. Any NYSPSC ordered adjustment to CECONY’s income tax accounting is expected to be refunded to or collected from customers, as determined by the NYSPSC.
(h) The rate plan includes the potential for CECONY to earn Offsetting Credit Adjustments (OCAs) to offset any gas negative revenue adjustments. OCAs may only be applied in the calendar year they are earned. Potential OCAs that may be earned are $12 million in Yr. 1, $13 million in Yr. 2, and $14 million in Yr. 3.

The information in this report includes forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports each of Con Edison and CECONY has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 99	Con Edison Update dated November 5, 2025, furnished pursuant to Item 7.01 of Form 8-K.
Exhibit 104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: November 5, 2025